UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

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REDWOOD TRUST, INC.

( Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

On May 7, 2013, Collin Cochrane was appointed principal accounting officer of Redwood Trust, Inc. Mr. Cochrane, age 36, commenced employment with Redwood Trust, Inc. as Controller and Managing Director on March 18, 2013. Mr. Cochrane was previously employed by iStar Financial Inc. from 2001 through mid-March 2013, most recently serving as its chief accounting officer since 2011 and as its controller since 2007, where he managed its accounting and tax departments. From 1999 to 2001, Mr. Cochrane worked at Ernst & Young LLP as an auditor. Mr. Cochrane holds a B.S. in Accounting from the Leventhal School of Accounting at the University of Southern California and is a certified public accountant. In connection with commencing his employment, Mr. Cochrane and Redwood Trust, Inc. agreed to the following compensation and employment terms: an annual base salary for 2013 of $250,000; a year-end 2013 cash incentive award of $187,500; and an award of deferred stock units (made pursuant to the 2002 Incentive Plan and granted upon the commencement of employment) with an equivalent market value of $200,000, which award will vest over a four-year period. In addition, Mr. Cochrane received a relocation expense allowance of $100,000. Mr. Cochrane will be eligible to receive a 2013 year-end equity award of deferred stock units, with any such award to be at the discretion of the Board of Directors of Redwood Trust, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2013	REDWOOD TRUST, INC.
	By:	/s/ Andrew p. stone
Name: Andrew P. Stone
Title: General Counsel and Secretary